SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Multi-Strategy Growth & Income Fund

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒       No fee required.

☐       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5)	Total fee paid:

________________________________________________________________________________

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

________________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:

________________________________________________________________________________

3)	Filing Party:

________________________________________________________________________________

4)	Date Filed:

_______________________________________________________________________________

IMPORTANT NOTICE

REGARDING YOUR INVESTMENT

MULTI-STRATEGY GROWTH & INCOME FUND

80 Arkay Drive, Hauppauge, NY 11788

July 12, 2017

Dear Shareholder:

As an investor with holdings in Multi-Strategy Growth & Income Fund (the “Fund”), we are sending you the enclosed proxy ballot regarding the upcoming Special Meeting of Shareholders to ask for your vote on an important proposal affecting the Fund. Your participation is essential to the Fund. The Special Meeting is scheduled to be held at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, on August 4, 2017 at 10:00 a.m. Eastern Time.

The Fund’s records indicate that you have NOT voteD. please take a moment now to cast your vote so that your shares may be represented at the Special Meeting.

Detailed information about the Special Meeting and the proposal can be found in the proxy statement. To simplify matters we have included another copy of the proxy card for your review and convenience. Should you have any questions regarding the proposal or to vote your shares, please call 1 (800) 431-9633.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1. MAIL your signed and voted proxy back in the postage paid envelope provided
2. ONLINE at the website indicated on the enclosed voting form and follow the online instructions
3. PHONE dial toll-free indicated on the enclosed voting form and follow the voice prompts
4. LIVE with a live operator when you call toll-free (800) 431-9633 Monday through Friday 9 a.m. to 10 p.m. Eastern time

Thank you in advance for your participation.

IMPORTANT NOTICE

REGARDING YOUR INVESTMENT

MULTI-STRATEGY GROWTH & INCOME FUND

80 Arkay Drive, Hauppauge, NY 11788

July 12, 2017

Dear Shareholder:

As an investor with holdings in Multi-Strategy Growth & Income Fund (the “Fund”), we are sending you the enclosed proxy ballot regarding the upcoming Special Meeting of Shareholders to ask for your vote on an important proposal affecting the Fund. Your participation is essential to the Fund. The Special Meeting is scheduled to be held at 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, on August 4, 2017 at 10:00 a.m. Eastern Time.

The Fund’s records indicate that you have NOT voteD. please take a moment now to cast your vote so that your shares may be represented at the Special Meeting.

Detailed information about the Special Meeting and the proposal can be found in the proxy statement. To simplify matters we have included another copy of the proxy card for your review and convenience. Should you have any questions regarding the proposal or to vote your shares, please call 1 (800) 431-9633 Extension 11859.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1. MAIL your signed and voted proxy back in the postage paid envelope provided
2. ONLINE at the website indicated on the enclosed voting form and follow the online instructions
3. PHONE dial toll-free indicated on the enclosed voting form and follow the voice prompts
4. LIVE with a live operator when you call toll-free (800) 431-9633 Ext. 11859 Monday through Friday 9 a.m. to 10 p.m. Eastern time

Thank you in advance for your participation.

MULTI-STRATEGY GROWTH & INCOME FUND

Level I Machine Script

Hello.

I am calling on behalf of your investment with Multi-Strategy Growth & Income Fund.

The Special Meeting of Shareholders is scheduled to take place on August 4, 2017. All shareholders are being asked to consider and vote on an important matter. As of today your vote has not been registered.

Please contact us as soon as possible at 1-800-431-9633 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.

Multi-Growth Strategy & Income Funds Level I Script

(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Multi-Growth Strategy & Income Fund. I wanted to confirm that you have received the proxy materials for the Special Meeting of Shareholders scheduled to take place on August 4, 2017. Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meetings, I can record your voting instructions by phone. Your Board of Trustees is unanimously recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

However, the Board of Trustees is unanimously recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Multi-Strategy Growth & Income Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmations of your vote for the meeting within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on the confirmations. Mr. /Ms. ___________, your votes are important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

What are Shareholders being asked to vote on?

1.	To approve a new advisory agreement between the Fund and LCM Investment Management, LLC, the Fund’s current investment adviser.

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

PROPOSAL 1: To approve a new advisory agreement between the Fund and LCM Investment Management, LLC, the Fund’s current investment adviser.

What is happening?

The Fund is seeking approval of a new advisory agreement that would change the advisory fee paid by the Fund to its investment adviser, LCM, to bring the fee in line with the Fund’s peers. Having reviewed and discussed this information with LCM, the Board agreed that the proposed fee was in the best interests of the shareholders.

Why is LCM seeking an increase in its advisory fee?

Over the past five years, LCM’s enhanced investment team has restructured the Fund’s portfolio and significantly improved its overall processes to the benefit of shareholders. Whereas the Fund may have paid significant investment expenses in the past, today because of the aforementioned enhancements the Fund now seeks and is capable of executing on higher quality, lower cost investment opportunities. The fee under the Proposed Advisory Agreement is appropriate to support these changes and represents proportionate compensation to LCM for the substantial benefits received by the Fund. The proposed fee remains competitive within the market.

What is the proposed advisory fee?

The Proposed Advisory Agreement would change the annual advisory fee to 1.35%. The Proposed Advisory Agreement, like the Current Advisory Agreement, provides that it will continue in force for an initial period of two years, and from year-to-year thereafter, but only so long as its continuance is approved at least annually by the Board at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund.

How does the Fund’s current advisory fee and proposed advisory fee compare to the advisory fees paid by its peers?

Under the current investment advisory agreement with, LCM’s current advisory fee is 0.75% annually of the Fund’s average daily net assets, which is approximately 54% lower than the Category average of 1.38%. The Proposed Advisory Agreement would change LCM’s advisory fee to 1.35%.

•	Current Fee: 0.75%
•	Proposed Fee: 1.35%
•	Category Average (Peers): 1.38%

Will the expenses of the Fund increase significantly as a result of the proposed advisory fee?

If approved, LCM and the Fund will enter into an expense limitation agreement under which, for a term of two years from the effective date of the Proposed Advisory Agreement, LCM would reduce its fees and/or absorb expenses of the Fund, subject to certain exclusions, to ensure that total fund operating expenses after fee waiver and/or reimbursement will not exceed a certain percentage of each shares classes net assets. Such expenses will not exceed 1.95% of Class A shares’ net assets, 2.45% of Class L shares’ net assets, 2.70% of Class C shares’ net assets, and 1.70% of Class I shares’ net assets.

How does the Adviser expect the Fund to benefit from its recent enhancements and proposed advisory agreement?

LCM believes that the Fund benefits through:

•	LCM choosing to significantly enhance its team and resources.
•	The enhanced team’s ability to source new investment opportunities in higher quality, lower cost institutional investments.
•	A single team managing the liquid exchange-traded securities to provide an integrated, custom portfolio rather than utilizing a sub-adviser’s independent strategy.

How has the Fund performed?

As indicated in the Fund’s most recent annual report, from February 29, 2016 to February 28, 2017, the Fund’s performance was well above the Fund’s long-term annualized average, returning 10.04% over that period for Class A shares (without load). The Fund is, by design, a long term investment.

The Trustees concluded that overall, the Fund was performing in line with its goals and objectives across a variety of market environments, and they agreed that the Fund’s performance was satisfactory.

How do the terms of the Current Advisory Agreement and Proposed Advisory Agreement compare?

The Current Advisory Agreement and the Proposed Advisory Agreement are identical in all material respects, except for the advisory fee rate and the date of execution, effectiveness and termination.

What will happen if shareholders do not approve the Proposed Advisory Agreement?

If the Proposed Advisory Agreement is not approved by shareholders, LCM may consider other options in the interest of the Fund, such as limiting its universe of investments or amending the proposal and seeking reconsideration by the Board and the Fund’s shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.
MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/MSGIproxy.pdf

NAME OF FUND	CUSIP	CLASS	TICKER
Multi-Strategy Growth & Income Fund	62546J109	A	MSFDX
Multi-Strategy Growth & Income Fund	62546J406	C	MCFDX
Multi-Strategy Growth & Income Fund	62546J307	L	MSFYX
Multi-Strategy Growth & Income Fund	62546J208	I	MSFIX

AST Fund Solutions is mentioned on page 15 of the proxy statement.

The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the Meeting and the cost of soliciting proxies will be borne by LCM.